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                                                                     Exhibit 5.1


                                November 13, 2003



microHelix, Inc.
16125 SW 72nd Avenue
Portland, Oregon 97224

                                microHelix, Inc.
                       Registration Statement on Form S-3


Gentlemen:

            We are acting as counsel to microHelix, Inc., an Oregon corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement covers up to 2,780,498 shares of the Company's common stock, no par value (the "Common Stock"), issuable on exercise of Class B warrants (the "Class B Warrants") issued in the Company's initial public offering as a component of the units sold by it in the offering. The Class B Warrants are exercisable pursuant to the terms of the Warrant Agreement between the Company and UMB Bank, N.A. (the "Class B Warrant Agent"). The shares of Common Stock issued or issuable upon exercise of the Class B Warrants are referred to herein collectively as the "Class B Warrant Shares."

            In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Class B Warrants, the Warrant Agreement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.

            Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the following opinions:

            1. The Class B Warrants and the Class B Warrant Shares have been duly authorized by all necessary corporate action of the Company.

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microHelix, Inc.
November 13, 2003
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            2. When issued and sold by the Company against payment therefor pursuant to the terms of the Class B Warrants, the Class B Warrant Shares will be validly issued, fully paid and non-assessable.

            We are members of the bar of the State of Oregon and are expressing our opinion only as to matters of Oregon law.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus.


                                       Very truly yours,

                                       /s/ Tonkon Torp LLP